                                                                       EXHIBIT 10.4
                         SELLER CARRYBACK PROMISSORY NOTE

$200,000.00                                                 August 30, 2001

      This PROMISSORY NOTE (this "Note") is executed by DOUGLAS A. LARSON and
KATHLEEN R. LARSON ("Maker") whose address is P.O. Box 234, Eldorado Springs,
Colorado 80025 in favor of ELDORADO ARTESIAN SPRINGS, INC., a Colorado corporation ("Holder") whose address is P.O. Box 445, Eldorado Springs, Colorado
80025.

      1.    Promise to Pay.  For value received, Maker hereby promises to pay to the order of Holder the principal sum of Two Hundred Thousand and No/100
($200,000.00) (the "Principal Sum"), together with interest thereon at the rate as hereinafter specified, all in lawful money of the United States of America which constitutes legal tender for payment of debts, public and private, at the time of payment.

      2.    Interest.   Interest shall accrue on the unpaid balance of the
Principal Sum from the date hereof, until paid The Principal Sum at the rate of seven and 50/100 percent (7.5%) per annum, which annual interest accrual shall be deferred and paid annually (the "Interest Accrual").

      3.    Maturity Date.  If not sooner paid, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the date that is sixty (60) months from the date hereof.

      4.    Time and Place of Payment.  Maker shall pay the Interest Accrual to
Holder in five (5) annual payments on the anniversary date hereof beginning on the date that is the first anniversary of the date hereof, at the address of
Holder set forth above or at such other address as may be designated from time to time by Holder by written notice to Maker, in accordance with the following provisions.  In the event Maker is paid a bonus by Holder during the term of this
Note, such bonus amount, if any, shall first be credited toward the Interest
Accrual due during the year of such bonus.  If the bonus amount is insufficient to cover the entire amount of the Interest Accrual (the "Shortfall Amount"), such
Shortfall Amount, if any, shall at Maker's option be (a) paid to Holder; or (b)
added to the Principal Sum and such unpaid Interest Accrual and the unpaid
Principal Sum shall constitute the unpaid balance of the Principal Sum, which shall accrue interest at the rate specified above.

      5.    Prepayment Privilege.  Maker shall have the right, at any time and without premium or fee, to prepay this Note in whole or in part.

      6.    Related Documents.  "Related Documents" shall mean the (a) that certain Deed of Trust securing this Note ("Deed of Trust") of even date herewith, which encumbers certain property in Boulder County, Colorado ("Property"); (b)
all other documents executed or delivered by Maker in connection with the indebtedness evidenced by this Note; and (c) any and all amendments, modifications, extensions or renewals of any of the foregoing documents which heretofore have been and hereafter may be executed from time to time.

      7.    Application of Payments.  In the case of an Event of Default, as hereinafter defined, all payments hereunder shall be applied first to costs and expenses of collection, if any; second to the repayment of sums, if any, advanced by Holder under the provisions of the Related Documents, including sums advanced for the payment of taxes, assessments, insurance premiums or maintenance with respect to any of the property encumbered by the Deed of Trust, together with interest on the sums advanced at the Default Rate, as hereinafter defined, such interest to accrue from the date of any advance until the advance is repaid;
third, to late charges on defaulted payments as hereinafter provided; fourth, to the payment of accrued and unpaid interest on the principal of this Note, including interest accrued at the Default Rate as hereinafter provided; and
fifth, to the reduction of principal of this Note.  So long as any default or
Event of Default exists, payments may be applied in such manner as Holder may elect in Holder's sole discretion.

      8.    Default Interest Rate and Late Charge on Defaulted Payments.  Subject
to Paragraph 4 above, any payment not made within five (5) days after the same is due hereunder, and including sums, if any, advanced by Holder under the provisions of the Deed of Trust, and including the entire balance of principal, interest, and other sums due upon the maturity hereof, by acceleration or otherwise, shall bear interest at eighteen percent (18%) ("Default Rate"), such interest to accrue from the date due until paid in full, and Holder shall have and may exercise any or all of the rights and remedies provided herein, in the
Deed of Trust and under applicable law or in equity.  In addition, a late charge of four cents per dollar shall be due and payable on all sums not paid when due but not on any sums due by reason of acceleration.

      9.    Default.  Time is of the essence of each and every provision of this
Note.  Each of the following shall constitute an "Event of Default" under this
Note:

            (a)   Subject to Paragraph 4 above, the failure of Maker to pay in full any amount due hereunder or under the Related Documents within five (5) days notice from Holder that the same is due, as provided herein, or in the Related
Documents or upon maturity of this Note;

            (b)   The failure of Maker to perform, satisfy and observe in full, when due, any of the obligations, covenants, conditions and restrictions under this Note, or under the Related Documents, not involving the payment of money, and such failure shall continue for 30 days after written notice from Holder to
Maker of such failure, or if said failure cannot reasonably be cured within said
30-day period, if Maker shall not in good faith commence to cure such failure within said 30-day period or shall not diligently proceed therewith to completion.

      10.   Right to Accelerate on Event of Default.  Upon the occurrence of any
Event of Default hereunder, the entire balance of principal, accrued interest, any other sums owing hereunder or under the Deed of Trust, at the option of
Holder, become at once due and payable without prior notice or demand.

      11.   Non-Recourse.  In the event of a default in the payment of any sum due hereunder, the sole remedy of Holder shall be to (a) collect on the Pledged
Collateral pursuant to that certain Pledge Agreement dated August 30, 2001, by and between Holder and Maker and/or (b) foreclose on the property secured by the
Deed of Trust and Maker shall have no personal liability for payment of any sums due hereunder.

      12.   Waivers of Demand, etc.  Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, (a) severally waive demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting, (b) consent to substitution, release, or impairment of collateral, the taking of additional collateral, extensions of time for payment, renewals of this Note and acceptance of late or partial payments, whether before, at, or after maturity, all or any of which may be made without notice to any of said parties and without affecting their liability to Holder,
(c) agree that Holder's acceptance of one or more partial payments after acceleration of the maturity of this Note will not constitute a  waiver of such acceleration, regardless of any contrary notice or statement of condition which may accompany any such partial payment, and (d) waive any right to require Holder to proceed against any security for this Note before proceeding hereunder.

      13.   Costs of Collection.  Maker and all parties now or hereafter liable for the payment hereof agree to pay all costs and expenses, including reasonable attorneys' fees, incurred in collecting this Note or any part thereof or in preserving, securing possession of, and realizing upon any security for this Note whether or not legal proceedings are commenced.

      14.   No Usury Payable.  The provisions of this Note and of all agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the Loan Amount ("Interest") exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, be paid over to Maker) and not to the payment of Interest.

      15.   Severability of Provisions.  If any provision hereof or of any of the
Related Documents shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of the instrument in which such provision is contained, the application of the provision to other persons, entities or circumstances, and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

      16.   Successors to Maker or Holder.  The term "Maker" as used herein shall include the original maker of this Note and any party who may subsequently become primarily liable for the payment hereof.  The term "Holder" as used herein shall mean the original payee of this Note or, if this Note is transferred, the then holder of this Note, provided that, until written notice is given to Maker designating another party as Holder, Maker may consider the Holder to be the original payee or the party last designated as Holder in a written notice to
Maker.

      17.   Notices.  All notices, consents or other instruments or
communications provided for under this Note shall be in writing, signed by the party giving the same, and shall be deemed properly given and received when actually delivered and received or three business days after mailed, if sent by registered or certified mail, postage prepaid, to the address set forth in the first paragraph of this Note, or to such other address as a party may designate by written notice to the other party.

      18.   Captions for Convenience.  The captions to the Sections hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

      19.   Governing Law.  Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the State of
Colorado.

                                    MAKER:

                                    _______________/s/_________________________
                                                   ---
                                    DOUGLAS A. LARSON

                                    _______________/s/_________________________
                                                   ---
                                    KATHLEEN R. LARSON